Exhibit 99.1

RUBICON TECHNOLOGY NAMES TIMOTHY E. BROG AS CHIEF EXECUTIVE OFFICER

Rubicon Technology Appoints Susan M. Westphal as Independent Director

Bensenville, Illinois – March 16, 2017 – Rubicon Technology, Inc. (Nasdaq: RBCN) announced today that it has concluded its search for a new CEO and appointed Timothy E. Brog, as Chief Executive Officer, effective March 17, 2017. Mr. Brog has been a director of Rubicon since May 2016. Mr. Brog replaces Bill Weissman, who has resigned as Chief Executive Officer and President effective March 17, 2017. Mr. Weissman has also resigned as a member of the Company’s Board of Directors effective March 17, 2017. Mr. Weissman will serve as a consultant to Rubicon Technology under terms to be agreed upon.

Don Aquilano, Chairman of the Board of Directors, said, “The Board looks forward to working with Timothy on his ideas relating to the core sapphire business, the sale of real estate and excess assets and our previously stated desire to explore various alternatives to enhance stockholder value, including potentially through acquiring an existing business, establishing a new venture, or other investment opportunities in order to utilize our substantial net operating losses. He is an accomplished executive, with extensive investment, legal, management and financial experience. We welcome his insights as we pursue the appropriate path forward to drive long-term stockholder value. I also want to thank Bill for his tireless effort on behalf of Rubicon during a very challenging period where global excess capacity of sapphire drove prices to record low levels, particularly in two high volume markets, LED and mobile devices.”

In addition, effective March 17, 2017, Rubicon Technology appointed Susan M. Westphal as a new independent director of the Company. Ms. Westphal is the Chief Counsel of Melissa and Doug, LLC, a leading designer and manufacturer of educational toys and children’s products.

Ms. Westphal said, “I look forward to working with the Board and Timothy Brog, Rubicon’s new Chief Executive Officer, on the Company’s efforts to implement change and maximize stockholder value. I am excited to work with Rubicon as we seek to strengthen the Company’s existing Sapphire business, capitalize on new opportunities and position Rubicon for the future.”

Susan M. Westphal Biography

Susan M. Westphal has been Chief Counsel at Melissa & Doug, LLC, leading designer and manufacturer of educational toys and children’s products, since February 2016. Ms. Westphal is responsible for a range of legal, strategic, and organizational matters. From January 2012 to January 2016, Ms. Westphal was an attorney with Brody and Associates, LLC. Prior to 2012, Ms. Westphal was an attorney at several law firms, including Epstein, Becker, & Green, p.c. Ms. Westphal’s legal practice has included representing corporate clients in litigations and negotiations in commercial, real estate, and employment matters. Ms. Westphal received a J.D. from George Washington University National Law Center in 1989 and a B.A. from Tufts University in 1986.

Additional information on these matters is included in the Form 8-K filed by the Company with the Securities and Exchange Commission today.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is an advanced materials provider specializing in monocrystalline sapphire products for optical systems and specialty electronic devices. Rubicon has a proprietary technology platform and expertise extending from the preparation of raw aluminum oxide through sapphire crystal growth and fabrication, enabling Rubicon to supply custom sapphire products with superior quality and precision. Rubicon is ISO 9001 certified and ITAR registered.

Rubicon is also exploring various alternatives to enhance stockholder value, including potentially through acquiring an existing business, establishing a new venture, or other investment opportunities in order to utilize Rubicon’s substantial net operating losses.

Forward-Looking Statements

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and, therefore, involve uncertainties or risks that could cause actual results to differ materially therefrom. These statements may contain words such as “desires,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “explores” or similar expressions. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, the pursuit or completion of any acquisition, sale, venture transaction or investment opportunity, or the Company’s ability to maximize the value of its sapphire business, real estate or excess assets, utilize its net operating losses or to enhance stockholder value. Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2016 Annual Report on Form 10-K filed with the SEC on March 16, 2017. The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

Contact:

Rubicon Technology, Inc.

Timothy E. Brog

Chief Executive Officer

(847) 295-7000